UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

PRIMO WATER CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Primo Water Corporation
104 Cambridge Plaza Drive
Winston-Salem, North Carolina 27104

April 16, 2013

Dear Stockholder:

We are pleased to invite you to the 2013 annual meeting of stockholders of Primo Water Corporation to be held at 10:00 a.m., Eastern Time, on May 16, 2013 at our corporate headquarters at 104 Cambridge Plaza Drive, Winston-Salem, North Carolina 27104.

Details regarding the meeting and the business to be conducted are described in the accompanying proxy statement.  In addition to considering the matters described in the proxy statement, we will report on matters of interest to our stockholders.

Whether or not you plan to attend the meeting, we encourage you to vote as soon as possible to ensure that your shares are represented at the meeting.  The proxy statement explains more about proxy voting, so please read it carefully.

We look forward to your continued support.

Sincerely,

Billy D. Prim
Chairman, Chief Executive Officer and President

PRIMO WATER CORPORATION
104 Cambridge Plaza Drive
Winston-Salem, North Carolina  27104

Notice of 2013 Annual Meeting of Stockholders

Time and Date:	10:00 a.m., Eastern Time, on Thursday, May 16, 2013

Place:	Primo Water Corporation’s corporate headquarters 104 Cambridge Plaza Drive Winston-Salem, North Carolina 27104

Items of Business:	1. Election of the one director nominated by our Board of Directors as a Class III director to serve until the 2016 annual meeting of stockholders;

2. Ratification of the Audit Committee’s appointment of McGladrey LLP as our independent registered public accounting firm for 2013; and

3. Other matters if properly raised.

Record Date:	You may vote at the annual meeting if you were a stockholder of record at the close of business on March 28, 2013.

Voting:
For voting instructions, please refer to your enclosed proxy card or the voting instruction card provided by your bank or broker.  Additional information about voting is also included in the accompanying proxy statement.  Please vote as soon as possible to record your vote, even if you plan to attend the annual meeting in person.

Meeting Admission:	Attendance at the annual meeting is limited to stockholders as of the close of business on March 28, 2013, holders of valid proxies for the annual meeting and our invited guests.

By Order of the Board of Directors,

Mark Castaneda
Chief Financial Officer and Secretary

April 16, 2013

Important Notice Regarding the Availability of
Proxy Materials for the 2013 Annual Meeting of Stockholders
to be held on May 16, 2013

The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2012 are available at www.proxyvote.com.

PROXY STATEMENT

The Board of Directors of Primo Water Corporation (“Primo” or the “Company”) is providing these materials to you in connection with Primo’s annual meeting of stockholders.  The annual meeting will take place on Thursday, May 16, 2013, at 10:00 a.m. Eastern Time.  The annual meeting will be held at our corporate headquarters at 104 Cambridge Plaza Drive, Winston-Salem, North Carolina 27104.  On or about April 16, 2013, we will begin mailing our stockholders this Proxy Statement, the accompanying form of proxy and our Annual Report on Form 10-K for the year ended December 31, 2012.

General Information

Why am I receiving these materials?

You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting.  The proxy statement includes information that we are required to provide you under SEC rules and is designed to assist you in voting your shares.

What is a proxy?

Our Board of Directors is asking for your proxy.  This means you authorize persons selected by us to vote your shares at the annual meeting in the way that you instruct.  All shares represented by valid proxies received before the annual meeting will be voted in accordance with the stockholder’s specific voting instructions.

What is included in these materials?

These materials include:

•	the Proxy Statement for Primo's annual meeting;

•	a proxy card for the annual meeting; and

•	our Annual Report on Form 10-K for the year ended December 31, 2012.

What items will be voted on at the annual meeting?

There are two proposals scheduled to be voted on at the annual meeting:

•	the election of the one director nominated by our Board of Directors as a Class III director to serve until the 2016 annual meeting of stockholders; and

•	the ratification of the Audit Committee’s appointment of McGladrey LLP as our independent registered public accounting firm for 2013.

The Board of Directors is not aware of any other matters to be brought before the meeting.  If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are the board’s voting recommendations?

Our Board of Directors recommends that you vote your shares:

•	“FOR” the one director nominated by our Board of Directors as a Class III director to serve until the 2016 annual meeting of stockholders; and

•	“FOR” the ratification of the Audit Committee’s appointment of McGladrey LLP as our independent registered public accounting firm for 2013.

Who can attend the annual meeting?

Admission to the annual meeting is limited to:

•	stockholders as of the close of business on March 28, 2013;

•	holders of valid proxies for the annual meeting; and

•	our invited guests.

Each stockholder may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the record date.

When is the record date and who is entitled to vote?

The Board of Directors set March 28, 2013 as the record date.  All record holders of Primo common stock as of the close of business on that date are entitled to vote.  Each share of common stock is entitled to one vote.  As of the record date, there were 23,809,710 shares of common stock outstanding.

What is a stockholder of record?

A stockholder of record or registered stockholder is a stockholder whose ownership of Primo stock is reflected directly on the books and records of our transfer agent, Wells Fargo Bank, N.A.  If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record.  For shares held in street name, the stockholder of record is your bank, broker or similar organization.  We only have access to ownership records for the registered shares.  If you are not a stockholder of record, we will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your notice or voting instruction card.  As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a proxy from the stockholder of record authorizing you to vote your shares.

How do I vote?

You may vote by any of the following methods:

•	In person. You may vote in person at the meeting. If you hold shares in street name, you must also obtain a proxy from the stockholder of record authorizing you to vote your shares.

•	By mail. You may vote by signing and returning the proxy card or voting instruction card provided.

•	Beneficial owners of shares held in “street name.” You may vote by following the instructions provided by your bank or broker.

How can I change or revoke my vote?

You may change or revoke your vote as follows:

•
Stockholders of record.  You may change or revoke your vote by submitting a written notice of revocation to Primo Water Corporation c/o Corporate Secretary at 104 Cambridge Plaza Drive, Winston-Salem, North Carolina 27104 or by submitting another vote on or before May 15, 2013.  For all methods of voting, the last vote cast will supersede all previous votes.

•	Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

What happens if I do not give specific voting instructions?

Stockholders of record.  If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Beneficial owners of shares held in “street name.”  If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters.  If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares.  This is referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The election of a director (“Proposal 1”) is considered to be a non-routine matter under applicable rules.  A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.

The ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for 2013 (“Proposal 2”) is considered to be a routine matter under applicable rules.  A broker or other nominee may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to Proposal 2.

What is the quorum for the annual meeting?

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary for the transaction of business at the annual meeting.  This is called a quorum.

What is the voting requirement to approve each of the proposals?

The following are the voting requirements for each proposal:

•	Proposal 1, Election of Director. The nominee receiving the highest number of votes will be elected as a Class III director to serve until the 2016 annual meeting of stockholders.

•
Proposal 2, Ratification of Independent Registered Public Accounting Firm.  The ratification of the Audit Committee’s appointment of McGladrey LLP as our independent registered public accounting firm for 2013 will be approved if a majority of the votes of stockholders present in person or by proxy with respect to this matter are cast in favor of the proposal.

How are abstentions and broker non-votes treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.  Broker non-votes and abstentions are not counted as votes cast on any proposal considered at the annual meeting and, therefore, will have no effect on the proposal regarding the election of a director.  We expect no broker non-votes on the proposal regarding the ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for 2013, and abstentions will have no effect on this proposal.

Who pays for solicitation of proxies?

We are paying the cost of soliciting proxies.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes.  In addition to soliciting the proxies by mail, certain of our directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email.

Where can I find the voting results of the annual meeting?

Primo will announce preliminary or final voting results at the annual meeting and publish final results in a Form 8-K filed with the SEC within four business days of the completion of the meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2014 annual meeting of stockholders?

Requirements for Stockholder Proposals to Be Considered for Inclusion in Primo’s Proxy Materials.  Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2014 annual meeting of stockholders must be received no later than December 17, 2013.  In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials.  Stockholder proposals must be delivered to Primo’s Secretary at 104 Cambridge Plaza Drive, Winston-Salem, North Carolina 27104.

Requirements for Stockholder Proposals to Be Brought Before the 2014 Annual Meeting of Stockholders. Notice of any director nomination or other proposal that you intend to present at the 2014 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2014 annual meeting of stockholders, must be delivered to Primo’s Secretary at 104 Cambridge Plaza Drive, Winston-Salem, North Carolina 27104 not earlier than the close of business on January 16, 2014 and not later than the close of business on February 15, 2014.  In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2014 annual meeting of stockholders.

Principal Stockholders

The following table provides information about the beneficial ownership of our common stock as of March 28, 2013 by:

•	each person that owned more than 5% of our outstanding common stock as of such date;

•	each of our directors;

•	each nominee for director;

•	each of our named executive officers; and

•	all of our directors, director nominees and current executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes any shares over which a person exercises sole or shared voting or investment power.  Under these rules, beneficial ownership also includes any shares as to which the individual or entity has the right to acquire beneficial ownership of within 60 days of March 28, 2013 through the exercise of any warrant, stock option or other right.  Except as noted, and subject to community property laws where applicable, we believe that the stockholders named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated in the notes below, the address for each of the individuals listed below is c/o Primo Water Corporation, 104 Cambridge Plaza Drive, Winston-Salem, North Carolina 27104.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)		Percentage of Common Stock Outstanding (%)(1)

Billy D. Prim	2,623,907	(2)	10.9

Akre Capital Management, LLC	1,600,000	(3)	6.7

Wynnefield Capital	1,400,000	(4)	5.9

Richard A. Brenner	100,004	(5)	*

Jack C. Kilgore	58,366	(6)	*

Malcolm McQuilkin	445,542	(7)	1.9

David L. Warnock	1,064,131	(8)	4.4

Mark Castaneda	168,707	(9)	*

Matthew T. Sheehan	10,000	(10)	*

Directors, director nominees and current executive officers as a group (7 individuals)	4,470,657		18.3

* Represents beneficial ownership of less than 1.0%.

(1)	A total of 23,809,710 shares of common stock were outstanding on March 28, 2013.

(2)
Consists of (a) 2,300,389 shares of common stock held directly (419,705 of which are pledged as security); (b) 175,460 shares of common stock issuable upon the exercise of warrants held directly that are presently exercisable (4,218 of which are pledged as security); (c) 75,979 shares of common stock issuable upon the exercise of stock options held directly that are presently exercisable or become exercisable within 60 days of the record date; (d) 5,000 shares of common stock issuable upon the vesting of restricted stock units which vest in full within 60 days of the record date; (e) 4,791 shares of common stock held by BD Prim, LLC (as to which he has shared voting and investment power); (f) 4,791 shares held by the Billy D. Prim Revocable Trust (as to which he has shared voting and investment power); (g) 23,957 shares of common stock held by 2010 Irrevocable Trust fbo Sarcanda W. Bellissimo (as to which he has shared voting and investment power); (h) 23,957 shares of common stock held by 2010 Irrevocable Trust fbo Anthony Gray Westmoreland (as to which he has shared voting and investment power); (i) 4,791 shares of common stock held by the 2010 Irrevocable Trust fbo Jager Grayln Dean Bellissimo (as to which he has shared voting and investment power); and (j) 4,791 shares of common stock held by the 2010 Irrevocable Trust fbo Joseph Alexander Bellissimo (as to which he has shared voting and investment power).  Excludes 8,032 shares of common stock and 1,791 shares of our common stock issuable upon the exercise of warrants held directly by Deborah W. Prim, Mr. Prim’s spouse.

(3)
This information is derived from a Schedule 13G filed with the SEC on February 12, 2013 in which Akre Capital Management, LLC and Charles T. Akre, Jr. are reported as the beneficial owners of 1,600,000 shares of the Company's common stock with shared voting power with respect to 1,600,000 shares of the Company's common stock and shared power to dispose or direct the disposition of 1,600,000 shares of the Company's common stock.  The address for each of the entities listed in this footnote three is 2 West Marshall Street, P.O. Box 998, Middleburg, Virginia 20118.

(4)
This information is derived from a Schedule 13G filed with the SEC on February 14, 2013 in which (i) Wynnefield Partners Small Cap Value, L.P. is reported as the beneficial owner of 421,400 shares of the Company’s common stock with sole voting power with respect 421,400 shares and sole power to dispose or direct the disposition of 421,400 shares; (ii) Wynnefield Partners Small Cap Value, L.P. I is reported as the beneficial owner of 658,000 shares of the Company’s common stock with sole voting power with respect 658,000 shares and sole power to dispose or direct the disposition of 658,000 shares; (iii) Wynnefield Small Cap Value Offshore Fund, Ltd. is reported as the beneficial owner of 320,600 shares of the Company’s common stock with sole voting power with respect 320,600 shares and sole power to dispose or direct the disposition of 320,600 shares; (iv) Wynnefield Capital Management, LLC is reported as the beneficial owner of 1,079,400 shares of the Company’s common stock with sole voting power with respect 1,079,400 shares and sole power to dispose or direct the disposition of 1,079,400 shares; (v) Wynnefield Capital, Inc. is reported as the beneficial owner of 320,600 shares of the Company’s common stock with sole voting power with respect 320,600 shares and sole power to dispose or direct the disposition of 320,600 shares; (vi) Nelson Obus is reported as the beneficial owner of 1,400,000 shares of the Company’s common stock with sole voting power with respect 1,400,000 shares and sole power to dispose or direct the disposition of 1,400,000 shares; and (vii) Joshua Landes is reported as the beneficial owner of 1,400,000 shares of the Company’s common stock with sole voting power with respect 1,400,000 shares and sole power to dispose or direct the disposition of 1,400,000 shares.  Mr. Obus and Mr. Landes are co-managing members of Wynnefield Capital Management, LLC and principal executive officers of Wynnefield Capital, Inc.  Wynnefield Capital, Inc. is the investment manager of Wynnefield Small Cap Value Offshore Fund, Ltd.  Wynnefield Capital Management, LLC is the general partner of Wynnefield Partners Small Cap Value, L.P. and Wynnefield Partners Small Cap Value, L.P. I.  The address for each of the entities listed in this footnote four is 450 Seventh Avenue, Suite 509 New York, NY 10123.

(5)
Consists of (a) 58,755 shares of common stock held directly; (b) 6,965 shares of common stock issuable upon the exercise of warrants held directly that are presently exercisable; (c) 24,385 shares of common stock issuable upon the exercise of options held directly that are presently exercisable or become exercisable within 60 days of the record date; (d) 9,615 shares of common stock issuable upon the vesting of restricted stock units which vest in full on May 18, 2013; (e) 142 shares of common stock issuable upon the exercise of warrants held by the ALB-3 Trust, of which he is the trustee, that are presently exercisable; and (f) 142 shares of common stock issuable upon the exercise of warrants held by the ALB-5 Trust, of which he is the trustee, that are presently exercisable.  Mr. Brenner may be deemed to have voting and investment power with respect to securities held by the ALB-3 Trust or the ALB-5 Trust and expressly disclaims beneficial ownership of any such securities, except to the extent of his pecuniary interest therein, if any.

(6)
Consists of (a) 20,952 shares of common stock held directly; (b) 5,714 shares of common stock issuable upon the exercise of warrants held directly that are presently exercisable; (c) 22,085 shares of common stock issuable upon the exercise of options held directly that are presently exercisable or become exercisable within 60 days of the record date; and (d) 9,615 shares of common stock issuable upon the vesting of restricted stock units which vest in full on May 18, 2013.

(7)
Consists of (a) 6,641 shares of common stock held directly; (b) 57,143 shares of common stock issuable upon the exercise of warrants held directly that are presently issuable; (c) 32,818 shares of common stock issuable upon the exercise of options held directly that are presently exercisable or become exercisable within 60 days of the record date; (d) 9,615 shares of common stock issuable upon the vesting of restricted stock units that vest in full within 60 days of the record date; (e) 307,858 shares of common stock held by the Malcolm McQuilkin Living Trust; and (f) 31,467 shares of common stock issuable upon the exercise of warrants held by the Malcolm McQuilkin Living Trust that are presently exercisable.  Mr. McQuilkin is a co-trustee of the Malcolm McQuilkin Living Trust and as such, he may be deemed to have shared voting and investment power with respect to such shares.  Mr. McQuilkin expressly disclaims beneficial ownership of any such securities held in the trust, except to the extent of his pecuniary interest therein, if any.

(8)
Consists of (a) 6,641 shares of common stock held directly (b) 24,385 shares of common stock issuable upon the exercise of options held directly that are presently exercisable or become exercisable within 60 days of the record date; (c) 9,615 shares of common stock issuable upon the vesting of restricted stock that vest in full within 60 days of the record date; (d) 888,563 shares of common stock held by Camden Partners Strategic Fund III, L.P.; (e) 94,088 shares of common stock issuable upon the exercise of warrants held by Camden Partners Strategic Fund III, L.P. that are presently exercisable; (f) 36,928 shares of common stock held by Camden Partners Strategic Fund III-A, L.P.; and (g) 3,911 shares of common stock issuable upon the exercise of warrants held by Camden Partners Strategic Fund III-A, L.P. that are presently exercisable.  Mr. Warnock is the managing member of the general partner of both Camden Partners Strategic Fund III, L.P. and Camden Partners Strategic Fund III-A, L.P., and as such, he may be deemed to have voting and investment power with respect to all securities beneficially owned by such entities.  Mr. Warnock expressly disclaims beneficial ownership of all the above described securities except to the extent of his pecuniary interest therein, if any.

(9)
Consists of (a) 115,971 shares of common stock held directly; (b) 4,527 shares of common stock issuable upon the exercise of warrants held directly that are presently exercisable; (c) 44,042 shares of common stock issuable upon the exercise of options held directly that are presently exercisable or become exercisable within 60 days of the record date; and (d) 4,167 shares of common stock issuable upon the vesting of restricted stock units which vest in full within 60 days of the record date.

(10)	Consists of 10,000 shares of common stock issuable upon the exercise of options held directly that are presently exercisable or become exercisable within 60 days of the record date.

Proposal 1 – Election of Directors

Our Board of Directors consists of three classes of directors, each serving staggered three-year terms.  Richard A. Brenner is nominated as a Class III director to serve a three-year term until the annual meeting of stockholders in 2016 and until his successor is elected and qualified.  Mr. Brenner is a current member of our Board of Directors and has agreed to be named in this proxy statement and serve if elected.

Although we know of no reason why Mr. Brenner would not be able to serve, if he is unavailable for election, the proxies intend to vote your shares for any substitute nominee proposed by the Board of Directors.

The nominee receiving the highest number of affirmative votes will be elected as a director to serve until the 2016 annual meeting of stockholders.  Votes withheld by stockholders, broker non-votes and abstentions will have no effect on the outcome of the director election.

The Board of Directors recommends a vote “FOR” the election of Richard A. Brenner to our Board of Directors.

Nominees and Continuing Directors

Listed below are (i) the nominee for election to the Board of Directors and (ii) the other members of our Board of Directors whose terms expire in 2014 (our Class I directors) and 2015 (our Class II directors).  The following paragraphs include information about each nominee and continuing director’s business background, as furnished to us by the nominee or director, and additional experience, qualifications, attributes or skills that led our Board of Directors to conclude that such individual should serve on our Board of Directors.

Name of Nominee	Age	Principal Occupation	Director Since	Director Class

Richard A. Brenner	49	Chief Executive Officer, Amarr Garage Doors	2005	III

Name of Continuing Director	Age	Principal Occupation	Director Since	Director Class

Jack C. Kilgore	64	President, Consumer Products Division, Rich Products Corporation	2011	I

Billy D. Prim	57	Chairman, Chief Executive Officer and President, Primo Water Corporation	2004	I

Malcolm McQuilkin	66	President, Blue Rhino Global Sourcing, LLC	2005	II

David L. Warnock	55	Managing Member, Camden Partners Holdings, LLC	2005	II

Billy D. Prim

Mr. Prim has been our Chairman, Chief Executive Officer and President since he founded Primo in 2004.  Prior to founding Primo, Mr. Prim founded Blue Rhino Corporation (a provider of propane cylinder exchange and complementary propane and non-propane products) in March 1994 and served as its Chief Executive Officer and Chairman of the Board.  He led Blue Rhino’s initial public offering in May 1998 and remained its Chief Executive Officer until April 2004, when Blue Rhino was acquired by Ferrellgas Partners, L.P., at which time he was elected to the Ferrellgas board of directors on which he served until November 2008.  Mr. Prim currently serves on the board of directors of Towne Park Ltd. and previously served on the board of directors of Southern Community Bank and Trust from 1996 until 2005.  Mr. Prim brings extensive business, managerial and leadership experience to our Board of Directors.  Mr. Prim’s service as an executive and a director of Primo provides our Board of Directors with a vital understanding and appreciation of our business.  In addition, Mr. Prim’s leadership abilities, his experience at Blue Rhino and his extensive knowledge of the bottled water industry position him well for service on our Board of Directors.

Richard A. Brenner

Mr. Brenner has been the Chief Executive Officer of Amarr Garage Doors (a manufacturer and distributor of garage doors) since July 2002 and was its President from July 1993 until June 2002.  Mr. Brenner also serves on several boards of private and nonprofit entities, including ABC of North Carolina, Idealliance and Computer Credit, Inc., and was a member of the board of directors of Blue Rhino Corporation from 1998 to 2004, as well as Wake Forest University Health Sciences Board from 2009 to 2011.  Mr. Brenner’s significant executive and board service experience qualify him for service on our Board of Directors.

Jack C. Kilgore

Since 2004, Mr. Kilgore has served as President of the Consumer Products Division of Rich Products Corporation (a leading supplier and solutions provider to the foodservice, in-store bakery, and retail marketplaces) where he oversees the company’s consumer packaged goods business.  Mr. Kilgore joined Rich Products Corporation in 1978 as a sales and marketing administrator and has advanced through the company serving in roles as a region manager, division manager, national sales manager and various other sales and market leadership positions before being named President of the Consumer Products Division.  Mr. Kilgore serves on the advisory board of South Coast Bank & Trust, is a former chairman of the National Fisheries Institute and is serving and has previously served in various leadership positions for a number of not-for-profit entities.  Mr. Kilgore’s extensive knowledge of and experience in the consumer goods industry as well as his extensive executive and managerial experience position him well to serve as a member of our Board of Directors.

Malcolm McQuilkin

Mr. McQuilkin is the President of Blue Rhino Global Sourcing, LLC (an import and design company and a wholly-owned subsidiary of Ferrellgas Propane Partners) and was the Chief Executive Officer of Uniflame, Inc. from 1990 until it was acquired by Blue Rhino Global Sourcing, LLC in 2000.  As the current President of Blue Rhino Global Sourcing, Mr. McQuilkin provides our Board of Directors with significant leadership and executive experience.  Mr. McQuilkin’s leadership abilities, his international business expertise (particularly with respect to outsourcing) and his extensive knowledge of complex financial and operational issues facing large companies qualify him to serve as a member of our Board of Directors.

David L. Warnock

Mr. Warnock is a founder and managing member of Camden Partners Holdings, LLC (a private investment management firm established in 1995 and formerly known as Cahill Warnock & Company, LLC).  Mr. Warnock also serves as the managing member of the general partner of both Camden Partners Strategic Fund III, L.P. and Camden Partners Strategic Fund III-A, L.P.  Mr. Warnock serves on the board of National American University, Inc. and Questar Assessment, Inc., and previously served on the board of directors of Blue Rhino Corporation, Nobel Learning Communities, Inc. and The Princeton Review, Inc.  Mr. Warnock also serves as a member of the board of directors of several private companies and not-for profit entities.  Mr. Warnock brings to our Board of Directors a unique and valuable perspective from his years of experience in private investment management.  Mr. Warnock’s business acumen and his financial, managerial, leadership and board service experience qualify him to serve on our Board of Directors.

Corporate Governance

The Board of Directors

Primo is governed by a Board of Directors and various committees of the board that meet throughout the year.  The Board of Directors and its committees have general oversight responsibility for the affairs of Primo.  In exercising its fiduciary duties, the Board of Directors represents and acts on behalf of our stockholders.

Our certificate of incorporation provides that our Board of Directors will consist of between three and 12 members with the precise number to be determined by the Board of Directors.  Our Board of Directors currently consists of five directors.  Our certificate of incorporation also provides that any vacancies or newly-created directorships may be filled only by the remaining members of our Board of Directors.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.  Each committee is currently comprised entirely of non-employee directors.  Our Board of Directors may establish other committees from time to time to facilitate our corporate governance.

The current members of the board’s committees are identified in the following table:

Director	Audit	Compensation	Nominating and Governance

Richard A. Brenner	Chair		Chair

Jack C. Kilgore	X	X

Malcolm McQuilkin		X	X

David L. Warnock	X	Chair	X

Each committee operates under a written charter adopted by the Board of Directors.  These charters are available on our corporate website (www.primowater.com) in the “Investor Relations” section under “Corporate Governance.”

Audit Committee.  The principal responsibilities and functions of our Audit Committee are to assist the Board of Directors in fulfilling its oversight of (i) the integrity of our financial statements, (ii) the effectiveness of our internal controls over financial reporting, (iii) our compliance with legal and regulatory requirements, (iv) the qualifications and independence of our registered public accounting firm, and (v) the performance of our registered public accounting firm. In carrying out its oversight responsibilities and functions, our Audit Committee, among other things, oversees and interacts with our independent auditors regarding the auditors’ engagement and/or dismissal, duties, compensation, qualifications and performance; reviews and discusses with our independent auditors the scope of audits and our accounting principles, policies and practices; reviews and discusses our audited annual financial statements with our independent auditors and management; and reviews and approves or ratifies (if appropriate) related party transactions.  In addition, the Audit Committee oversees management’s efforts in managing our key financial and other risk exposures and developing our enterprise risk management policies and procedures.  Our Audit Committee met four times in 2012.

Our Board of Directors has determined that Mr. Brenner is an audit committee financial expert, as defined under the applicable rules of the SEC, and that all members of the Audit Committee are “independent” within the meaning of the applicable Nasdaq listing standards and the independence standards of rule 10A-3 of the Securities Exchange Act of 1934.  Each of the members of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and The Nasdaq Stock Market.

Compensation Committee.  The principal functions of our Compensation Committee include (i) reviewing our compensation practices and policies, (ii) reviewing and approving the compensation for our senior executives, (iii) evaluating the performance of our Chief Executive Officer, and (iv) assisting in Primo’s compliance with the regulations of the SEC regarding executive compensation disclosure.  Our Board of Directors has determined that all members of the Compensation Committee are “independent” within the meaning of the applicable Nasdaq listing standards.  Our Compensation Committee met three times in 2012.

Nominating and Governance Committee.  The principal functions of our Nominating and Governance committee are, among other things, to (i) establish membership criteria for our Board of Directors, (ii) establish and communicate to stockholders a method of recommending potential director nominees for the Nominating and Governance Committee’s consideration, (iii) identify individuals qualified to become directors consistent with such criteria and select the director nominees, (iv) plan for continuity on our Board of Directors, (v) recommend action to our Board of Directors upon any vacancies on our Board of Directors, (vi) facilitate the annual evaluation of the performance of our Board of Directors and its committees, (vii) periodically review management succession plans, and (viii) consider and recommend to our Board of Directors other actions relating to our Board of Directors, its members and its committees.  Our Board of Directors has determined that all members of the Nominating and Governance Committee are “independent” within the meaning of the applicable Nasdaq listing standards.  Our Nominating and Governance Committee met one time in 2012.

Board Leadership Structure

Mr. Prim serves as both the Chairman of the Board of Directors and the Chief Executive Officer of Primo.  Primo does not have a lead independent director.  The Board of Directors does not have a general policy regarding the separation of the roles of Chairman and Chief Executive Officer.  Our bylaws permit these positions to be held by the same person, and the Board of Directors believes that it is in the best interests of Primo to retain flexibility in determining whether to separate or combine the roles of Chairman and Chief Executive Officer based on our circumstances.  Similarly, our bylaws do not require our Board of Directors to appoint a lead independent director and it has not otherwise determined to do so.

The board has determined that it is appropriate for Mr. Prim to serve as both Chairman and Chief Executive Officer because combining the roles of Chairman and Chief Executive Officer (1) enhances the alignment between the Board of Directors and management in strategic planning and execution as well as operational matters, (2) avoids the confusion over roles, responsibilities and authority that can result from separating the positions, and (3) streamlines board process in order to conserve time for the consideration of the important matters the Board of Directors needs to address, particularly in light of the small size of our Board of Directors.

Director Meeting Attendance

The Board of Directors held six meetings during 2012.  No director attended less than 75 percent of the board and applicable committee meetings during 2012.  Each director is encouraged to attend the annual meeting of stockholders in person absent extenuating circumstances.  Each of our current directors attended our 2012 annual meeting of stockholders except for Messrs. Brenner, Kilgore and Warnock.

Director Independence

The Board of Directors determines the independence of its members based on the standards specified by The NASDAQ Stock Market, LLC (“Nasdaq”).  Under the applicable Nasdaq listing standards, independent directors must comprise a majority of a listed company’s board of directors. In addition, Nasdaq’s rules require that, subject to specific exceptions, each member of a listed company’s audit committee and those members of the board of directors determining executive compensation and director nominations be independent. Audit Committee members also must satisfy the independence criteria set forth in rule 10A-3 under the Securities Exchange Act of 1934.  Under the Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered independent for purposes of Rule 10A-3 under the Securities Exchange Act of 1934, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has reviewed the relationships between Primo and each director to determine compliance with the Nasdaq listing standards and has determined that none of Messrs. Brenner, McQuilkin, Warnock and Kilgore has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq rules.  Our Board of Directors also determined that Messrs. Brenner, Kilgore and Warnock, who comprise our Audit Committee, Messrs. Kilgore, McQuilkin and Warnock, who comprise our Compensation Committee, and Messrs. Brenner, McQuilkin and Warnock, who comprise our Nominating and Governance Committee, satisfy the independence standards for those committees established by applicable SEC and Nasdaq rules.  In making these determinations, our Board of Directors considered the relationships that each non-employee director has with Primo and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.  There is no family relationship between any director, executive officer or person nominated to become a director or executive officer.

Director Nomination Process

The Board of Directors has a standing Nominating and Governance Committee comprised solely of independent directors.  The Board of Directors has delegated to its Nominating and Governance Committee the responsibility for establishing membership criteria for the Board of Directors, identifying individuals qualified to become directors consistent with such criteria and recommending the director nominees.

In identifying potential director candidates, the Nominating and Governance Committee will seek input from its Committee members, other directors and management.  The Nominating and Governance Committee may engage the services of search firms and advisors to help identify and screen potential director nominees.  The Nominating and Governance Committee will also consider director candidates appropriately recommended by stockholders.

In identifying and assessing director candidates, the Nominating and Governance Committee considers, among other things:

•	roles and contributions valuable to the business community;

•
personal qualities of leadership, character, judgment and whether the candidate possesses and maintains throughout service on the Board a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards;

•	relevant knowledge and diversity of background, viewpoints and experience;

•	whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings; and

•	applicable listing standards of Nasdaq.

Diversity of background, viewpoint and experience is one of the various factors the Nominating and Governance Committee may consider in identifying director nominees, but the Nominating and Governance Committee does not have a formal policy regarding board diversity.

All director candidates, including candidates appropriately recommended by stockholders, are evaluated in accordance with the process described above.

Stockholder Recommendations of Director Candidates

Stockholders who wish to recommend director candidates for consideration by the Nominating and Governance Committee may do so by submitting a written recommendation to our Secretary at 104 Cambridge Plaza Drive, Winston-Salem, North Carolina  27104.  Such recommendation must include a detailed background of the suggested candidate that demonstrates how the individual meets the criteria set forth above.  If a candidate proposed by a stockholder or other source meets such criteria, the individual will be considered on the same basis as other candidates.

Recommendations by stockholders for director candidates to be considered for the 2014 annual meeting of stockholders must be delivered to Primo’s Secretary not earlier than the close of business on January 16, 2014 and not later than the close of business on February 15, 2014.  Recommendations by stockholders for director candidates to be considered for inclusion in the proxy statement and form of proxy relating to the 2014 annual meeting of stockholders must be received no later than December 17, 2013.  Notice of a director nomination must be submitted in accordance with the requirements set forth in our amended and restated bylaws which include requirements to provide the name and address of the stockholder making the recommendation, a representation that the recommending stockholder is a record holder of our common stock, all information regarding the nominee that would be required to be set forth in a proxy statement and the consent of the nominee to serve as a director.  Appropriate submission of a recommendation by a stockholder does not guarantee the selection of the stockholder’s candidate or the inclusion of the candidate in our proxy statement; however, the Nominating and Governance Committee will consider any such candidate in accordance with the director nomination process described above.

The Board’s Role in Risk Oversight

Management is responsible for managing the risks that Primo faces.  The Board of Directors is responsible for overseeing management’s approach to risk management.  The involvement of the full Board of Directors in reviewing our strategic objectives and plans is a key part of the board’s assessment of management’s approach and tolerance to risk.  While the Board of Directors has ultimate oversight responsibility for overseeing management’s risk management process, various committees of the board assist it in fulfilling that responsibility.

In particular, the Audit Committee assists management in its review of the policies and procedures regarding identifying, monitoring, evaluating and managing Primo’s key financial and other risk exposures.  The Audit Committee also oversees the development of our enterprise risk management policies and procedures and reports regularly to the Board of Directors regarding Primo’s risk management process.

In addition, the Compensation Committee reviews our compensation practices and policies to ensure they do not create inappropriate or unintended significant risks to Primo as a whole, and provides oversight and direction regarding these practices, policies and compensation-related risk management.

Code of Conduct

Our Board of Directors has adopted a Code of Business Conduct and Ethics.  This code applies to all of the directors, officers and employees of Primo and its subsidiaries.  A copy of our Code of Business Conduct and Ethics is available on our corporate website (www.primowater.com).  We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Policy for Review of Related Person Transactions

Our Audit Committee reviews and approves any transaction between Primo and a related person which would be required to be disclosed by the rules of the SEC.

Communications with the Board of Directors

Stockholders may communicate with any of our directors by sending a written communication to a director c/o our Secretary at 104 Cambridge Plaza Drive, Winston-Salem, North Carolina 27104.  All communications received in accordance with these procedures will be reviewed by the Secretary and forwarded to the appropriate director or directors unless such communications are considered, in the reasonable judgment of the Secretary, to be improper for submission to the intended recipient, such as communications unrelated to our business, advertisements or frivolous communications.

Executive Officers

The following paragraphs set forth information regarding the current executive officers of Primo other than Mr. Prim.  Information pertaining to Mr. Prim, who is both a director and an executive officer of Primo, may be found in the section entitled “Nominees and Continuing Directors.”

Mark Castaneda

Mr. Castaneda, age 48, has served as our Chief Financial Officer, Secretary and Assistant Treasurer since March 2008.  Prior to joining Primo, he served as Chief Financial Officer for Tecta America, Inc. (a private national roofing contractor) from October 2007 until March 2008, as Chief Financial Officer for Interact Public Safety (a private software company) from September 2006 until October 2007 and as Chief Financial Officer for Pike Electric Corporation (a publicly-traded energy solutions provider) from October 2004 until August 2006, where he helped lead its initial public offering in July 2005.  Mr. Castaneda served Blue Rhino Corporation as its Chief Financial Officer from November 1997 until October 2004 and as a Director from September 1998 until April 2004.  Mr. Castaneda helped lead Blue Rhino’s initial public offering with Mr. Prim in May 1998.  Mr. Castaneda began his career with Deloitte & Touche in 1988 and is a certified public accountant.

Matthew T. Sheehan

Mr. Sheehan, age 38, has served as our Chief Operating Officer since December 2012.  Prior to joining Primo, Mr. Sheehan was most recently with Coinstar, Inc. (a publicly-traded automated retail solutions provider), where he served as Strategic Venture Advisor of Coinstar’s Redbox business from June 2011 to December 2011 and as Vice President, General Manager of the first automated retail venture at Redbox from 2008 until 2011.  Redbox was acquired by Coinstar in 2008.  Mr. Sheehan also served at Redbox as Vice President, Sales and Business Development from 2006 to 2008 and Director of Business Development from 2005 to 2006.  Mr. Sheehan received a Bachelor of Business Management and Communications degree from Bentley College in Waltham, Massachusetts and an MBA from the Smeal College of Business at Pennsylvania State University.

Director Compensation

The following table shows the compensation paid to each non-employee director who served on our Board of Directors in 2012:

2012 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1),(3)	Option Awards ($)(2) ,(3)	Total ($)

Richard A. Brenner	19,500	12,500	11,526	43,526

Jack C. Kilgore	21,000	12,500	11,526	45,026

Malcolm McQuilkin	17,000	12,500	11,526	41,026

David L. Warnock	21,000	12,500	11,526	41,026

(1)
The amounts shown in this column represent the aggregate grant date fair value of restricted stock unit awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 718 (“ASC 718”).  Each director received an award of 9,615 restricted stock units in May 2012, which award vests in full on May 18, 2013.  These awards were the only stock awards made to directors during 2012.  For additional information regarding the assumptions made in calculating these amounts, see the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(2)
The amounts shown in this column represent the aggregate grant date fair value of stock option awards computed in accordance with ASC 718.  Each director received an option to purchase 20,161 shares of common stock in May 2012, which award vests in full on May 18, 2013.  These awards were the only stock option awards made to directors during 2012.  For additional information regarding the assumptions made in calculating these amounts, see the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(3)
The following table shows the number of shares subject to outstanding option awards, shares of restricted stock and shares subject to outstanding restricted stock unit awards held by each non-employee director as of December 31, 2012:

Name	Shares Subject to Outstanding Option Awards (#)	Shares of Restricted Common Stock Outstanding (#)	Shares Subject to Outstanding Restricted Stock Unit Awards (#)

Richard A. Brenner	24,385	1,916	9,615

Jack C. Kilgore	22,085	-	9,615

Malcolm McQuilkin	32,818	1,916	9,615

David L. Warnock	24,385	1,916	9,615

Under our current Non-Employee Director Compensation Policy, each non-employee director receives an annual retainer of $25,000, to be paid one-half in restricted common stock and one-half in options to purchase common stock, granted on the first business day following each annual meeting of our stockholders. Additionally, non-employee directors receive the following cash awards:

•	a $5,000 retainer for directors who also serve as committee chairs and a $2,500 retainer for other directors who serve on committees;

•	$2,500 for each regularly scheduled Board of Directors meeting attended in person ($1,000 if attended telephonically);

•	$1,000 for each ad hoc telephonic Board of Directors meeting attended;

•	$1,000 for each regularly scheduled committee meeting attended; and

•	$500 for each ad hoc telephonic committee meeting attended.

In order to conserve cash, our Compensation Committee determined to pay all cash meeting attendance fees accrued since May 3, 2012 with an award of restricted common stock to be made on the day before the 2013 annual meeting of the stockholders.

On March 12, 2013, our Compensation Committee approved an updated Non-Employee Director Compensation Policy, effective May 16, 2013, that provides for each non-employee director to receive (1) an annual retainer of $25,000 and (2) meeting attendance fees of (a) $2,500 per Board of Directors or committee meeting attended in person and (b) $1,000 per Board of Directors or committee meeting attended telephonically.  Each non-employee director may choose to receive his annual retainer and attendance fees in one the three following forms: (1) 100% in cash, (2) 100% in restricted common stock, or (3) 50% in cash and 50% in restricted common stock.

Grants made under the Non-Employee Director Compensation Policy are made pursuant to the 2010 Omnibus Long-Term Incentive.  Mr. Prim receives no compensation for his service on our Board or Directors.

Executive Compensation

The following discussion and executive compensation tables relate to the following named executive officers (“NEOs”):

(1)	our principal executive officer (Billy D. Prim);

(2)	our principal financial officer (Mark Castaneda);

(3)	our only other executive officer (Matthew T. Sheehan); and

(4)	one person who served as an executive officer during 2012 but was not serving as an executive officer at December 31, 2012 (Michael S. Gunter).

Our compensation philosophy and objectives generally apply to all of our employees and all of our employees are eligible to participate in the principal components of our compensation program consisting of:

•	base salary;

•	annual bonus and incentive arrangements; and

•	equity compensation.

The relative amount and value of each of these components for individual employees varies based on job role and responsibility as well as our financial performance.

Our compensation practices are designed to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders.  The principal elements of our executive compensation program have historically included (a) base salary, (b) a discretionary annual cash bonus opportunity, (c) cash and equity incentive arrangements and (d) long-term equity compensation in the form of restricted stock, restricted stock units and stock options.

2012 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($) (d)	Option Awards ($) (e)	All Other Compensation ($) (f)	Total ($) (g)

Billy D. Prim	2012	400,135	20,850	12,786	3,933	437,704
Chairman, Chief Executive Officer and President	2011	400,000	246,600	239,200	3,933	889,733

Mark Castaneda	2012	250,166	17,375	82,018	1,388	350,947
Chief Financial Officer	2011	250,016	184,950	179,400	1,388	615,754

Matthew T. Sheehan(1)	2012	10,385	-	52,438	37,502	100,325
Chief Operating Officer	2011	-	-	-	-	-

Michael S. Gunter(2)	2012	99,669	-	-	131,555	231,224
Former Senior Vice President, Operations	2011	225,000	123,300	119,600	1,747	469,647

(1) Mr. Sheehan joined Primo as Chief Operating Officer in December 2012.
(2) Mr. Gunter entered a Separation Agreement with Primo effective May 15, 2012.

Salaries (Column (c))

Base salaries for Messrs Prim and Castaneda are specified in their employment agreements and Mr. Sheehan’s base salary is specified in his offer letter, all of which are described in greater detail in “Employment Agreements” below.

Stock Awards and Option Awards (Columns (d) and (e))

The amounts shown in the “Stock Awards” column represent the aggregate grant date fair value of stock awards, based on the closing market price of Primo’s common stock on the date of grant, computed in accordance with ASC 718.  The amounts shown in the “Option Awards” column represent the aggregate grant date fair value of the option awards computed in accordance with ASC 718.  For additional information regarding the assumptions made in calculating these amounts, see the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

All Other Compensation (Column (f))

Amounts shown in this column consist of life insurance premiums paid on behalf of each NEO and matching contributions to the NEOs’ accounts under Primo’s 401(k) plan.  The amount shown in this column for Mr. Sheehan includes $37,500 that Mr. Sheehan received as compensation for consulting services that he provided to Primo prior joining Primo as a full time employee.  The amount shown in this column for Mr. Gunter includes $129,807 that Mr.
Gunter received as severance in connection with the termination of his employment.

Outstanding Equity Awards at Fiscal Year-End 2012

The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2012.

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(1)

Billy D. Prim	9,583	-		10.44	11/01/14	-		-
	21,562	-		10.44	01/01/16	-		-
	1,917	-		13.04	01/25/17	-		-
	9,583	-		20.66	05/01/18	-		-
	13,133	26,667	(2)	12.33	03/29/21	-		-
	-	-		-	-	13,333	(3)	15,866
	-	20,000	(4)	1.39	05/11/22	-		-
	-	-		-	-	15,000	(5)	17,850

Mark Castaneda	14,375	-		20.66	05/01/18	-		-
	3,833	-		13.04	01/29/19	-		-
	-	-		-	-	7,985	(6)	9,502
	10,000	20,000	(2)	12.33	03/29/21	-		-
	-	-		-	-	10,000	(3)	11,900
	-	17,500	(4)	1.39	05/11/22	-		-
	-	-		-	-	12,500	(5)	14,875
	-	150,000	(7)	1.07	11/12/22	-		-

Matthew T. Sheehan	10,000	-		1.07	11/12/22	-		-
	-	100,000	(8)	1.05	12/04/22	-		-

(1)
The amounts set forth in this column were calculated by multiplying the closing market price of Primo’s common stock on December 31, 2012 ($1.19) by the number of shares or restricted stock units held on such date.

(2)	These options vest in equal annual installments on March 29 of 2013 and 2014.

(3)	These restricted stock units vest in equal annual installments on March 29 of 2013 and 2014.

(4)	These options vest in equal annual installments on May 11 of 2013, 2014 and 2015.

(5)	These restricted stock units vest in equal annual installments on May 11 of 2013, 2014 and 2015.

(6)	These shares of restricted stock vested on February 18 of 2013.

(7)	These options vest in equal annual installments on November 12 of 2013, 2014 and 2015.

(8)	These options vest in equal annual installments on December 4 of 2013, 2014 and 2015.

Employment Agreements and Change of Control Arrangements

The following summaries of the employment agreements of Messrs. Prim and Castaneda describe the employment agreements with such individuals that were entered into in April 2010 in connection with our initial public offering.  Also described below are the terms of the letter agreement we entered into with Mr. Sheehan in connection with his hiring in December 2012.

Mr. Prim’s employment agreement provides for a base annual salary of $400,000, which may be adjusted up but not down by our Board of Directors.  Mr. Prim is also eligible to receive bonuses and awards of equity and non-equity compensation as approved by our Board of Directors.  The employment agreement entitles Mr. Prim to participate in all other benefits generally available to our other senior executives.  Mr. Prim’s employment agreement also provides for: (i) an annual automatic cost of living increase to base salary based on the Consumer Price Index; (ii) long-term disability coverage at 100% of base annual salary; (iii) an annual physical paid for by Primo; and (iv) Primo’s payment of certain attorneys fees incurred in the event Mr. Prim has to take action to enforce his rights under the employment agreement.  We have agreed to maintain insurance coverage for and indemnify Mr. Prim in connection with his capacity as our director and officer.

Our employment agreement with Mr. Prim provides for an initial three-year employment term that commenced April 1, 2010 and that automatically extends for additional one-year periods unless terminated by Mr. Prim or us upon at least 90 days prior written notice of intention not to renew.  The agreement may also be terminated by us or Mr. Prim for other reasons and, subject to the conditions set forth in the employment agreement, provides for certain payments to Mr. Prim upon a termination of his employment or a change of control of Primo, as described below.

Our employment agreement with Mr. Castaneda is substantially similar to our employment agreement with Mr. Prim, except that the economic terms differ between the agreements and Mr. Castaneda’s employment agreement does not provide for: (i) an annual automatic cost of living increase to base salary; (ii) additional long-term disability coverage; (iii) a Primo-paid annual physical; (iv) our payment of certain attorney fees; and (v) a Section 4999 excise tax gross-up payment to cover certain taxes and penalties.  Mr. Castaneda’s employment agreement provides for a base annual salary of $250,000, which base salary may be adjusted up but not down by our Board of Directors.  Mr. Castaneda is also eligible to receive bonuses and awards of equity and non-equity compensation as approved by our Board of Directors.  The employment agreement entitles Mr. Castaneda to participate in all other benefits generally available to our other senior executives.  We have agreed to maintain insurance coverage for and indemnify Mr. Castaneda in connection with his capacity as an officer.

Our employment agreement with Mr. Castaneda provides for an initial three-year employment term that commenced April 1, 2010 and that automatically extends for additional one-year periods unless terminated by Mr. Castaneda or us upon at least 90 days prior written notice of intention not to renew.  The agreement may also be terminated by us or Mr. Castaneda for other reasons and, subject to the conditions set forth in the employment agreement, provides for certain payments to be made to Mr. Castaneda upon a termination of his employment or a change of control of Primo, as described below.

Under our agreements with Messrs. Prim and Castaneda, these individuals are entitled to certain benefits upon their termination or upon a Change of Control (as defined in the employment agreement and described below).  The definitions of “Cause” and “Good Reason” as used in the employment agreements are also provided below.

Under these employment agreements, if either of Messrs. Prim or Castaneda is terminated without Cause or if either of Messrs. Prim or Castaneda resigns for Good Reason, then such individual is entitled to the following benefits:

•
severance payments in an amount equal to (i) his highest annual base salary in effect during the 12 months immediately prior to his termination date plus (ii) the average annual bonus earned by him for the most recent two fiscal years ending prior to his termination date;

•
coverage under health, dental, life, accident, disability and similar benefit plans offered to (and on the same terms as) the other executive officers for the 12 months following his termination date; and

•	the immediate vesting of any restricted stock, stock option or other equity compensation awards scheduled to vest within six months of his termination date.

Under his employment agreement, if Mr. Prim is terminated without Cause or he resigns for Good Reason, in either case within two years following a Change of Control, then he is entitled to the following benefits under his employment agreement:

•
severance payments in an amount equal to two times the sum of (i) his highest annual base salary in effect during the 12 months immediately prior to his termination date plus (ii) the average annual bonus earned by him for the most recent two fiscal years ending prior to his termination date; and

•	coverage under health, dental, life, accident, disability and similar benefit plans offered to (and on the same terms as) the other executive officers for the 24 months following his termination date.

Under his employment agreement, if Mr. Castaneda is terminated without Cause or he resigns for Good Reason, in either case within two years following a Change of Control, then he is entitled to the following benefits under his employment agreement:

•
severance payments in an amount equal to 1.5 times the sum of (i) his highest annual base salary in effect during the 12 months immediately prior to his termination date plus (ii) the average annual bonus earned by him for the most recent two fiscal years ending prior to his termination date; and

•	coverage under health, dental, life, accident, disability and similar benefit plans offered to (and on the same terms as) the other executive officers for the 18 months following his termination date.

In addition, any restricted stock, stock option or other equity compensation awards held by Mr. Prim or Mr. Castaneda that are unvested will immediately vest as of the date of the Change of Control.

Our employment agreements with Messrs. Prim and Castaneda provide that a “Change of Control” occurs when:

•
any individual, entity or group (a “Person”) becomes the beneficial owner of 50% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or (iv) any acquisition pursuant to a transaction that complies with (A), (B) and (C) in the third bullet point below;

•
individuals who, as of the effective date of the agreement, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the effective date of the agreement whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

•
there is consummation of a reorganization, merger or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the entity resulting from such Business Combination in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person beneficially owns, directly or indirectly, 20% or more of the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

•	the stockholders of the Company approve a complete liquidation or dissolution of the Company.

As defined in the employment agreements for Messrs. Prim and Castaneda, “Cause” means (a) continued willful failure to substantially perform his duties with the Company, (b) willfully engaging in misconduct materially and demonstrably injurious to the Company or (c) uncured material breach of his agreement. Either of Messrs. Prim or Castaneda may terminate his employment for “Good Reason” (i) if there is a material reduction in his duties or responsibilities, (ii) if he is required to relocate to an employment location more than 50 miles from his initial employment location, or (iii) upon our uncured material breach of the agreement.

Mr. Sheehan’s letter agreement provides for a base annual salary of $300,000.  Mr. Sheehan is also eligible to receive bonuses and awards of equity and non-equity compensation as approved by our Board of Directors.  Mr. Sheehan’s letter agreement entitles Mr. Sheehan to participate in all other benefits generally available to our other senior executives.  Pursuant to the terms of the letter agreement, Mr. Sheehan and the Company are negotiating in good faith the terms and conditions of an employment agreement.

Equity Compensation Plan Information

The following table provides information as of December 31, 2012, with respect to compensation plans under which our equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,349,535	$3.93	956,137

Equity compensation plans not approved by security holders	-	-	-

Total	1,349,535	$3.93	956,137

Additional Information About Directors and Executive Officers

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and certain persons who beneficially own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Executive officers, directors and such greater than 10% stockholders are required to furnish us copies of all ownership reports they file.  Based solely on our review of the copies of the reports that we received and written representations that no other reports were required, we believe that our executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements on a timely basis during 2012, except that Richard Belmont, David Mills, Mark Castaneda and Matthew Sheehan each filed one late Form 4 with respect to a stock option grant.

Audit Committee Report

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight of: (i) the integrity of Primo’s financial statements; (ii) the effectiveness of Primo’s internal controls over financial reporting; (iii) Primo’s compliance with legal and regulatory requirements; (iv) the qualifications and independence of Primo’s registered public accounting firm; and (v) performance of Primo’s registered public accounting firm.

Primo’s management is responsible for the preparation, presentation, and integrity of complete and accurate financial statements in accordance with generally accepted accounting principles in the United States and for maintaining appropriate accounting and financial reporting principles and policies and establishing and maintaining internal controls designed to assure compliance with accounting standards and applicable laws. Primo’s registered public accounting firm is responsible for planning and conducting in accordance with generally accepted auditing standards in the United States an audit of Primo’s annual financial statements and a review of Primo’s quarterly financial statements.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Primo’s audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

During the past fiscal year, the Audit Committee discussed with Primo’s registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.  The Audit Committee also received during the past year the written disclosures and the letter from Primo’s registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the registered public accounting firm their independence.

Based on the reviews, discussions and disclosures referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Primo for the fiscal year ended December 31, 2012 be included in its Annual Report on Form 10-K for such fiscal year.

Submitted by the Audit Committee of the Board of Directors.

Richard A. Brenner, Chair
Jack C. Kilgore
David L. Warnock

Related Party Transactions

Our Audit Committee Charter requires our Audit Committee to review and approve or ratify any related party transaction that is required to be disclosed under Item 404 of Regulation S-K.  In the course of its review or approval of a transaction, our Audit Committee will consider:

•	the nature of the related person’s interest in the transaction, including the actual or apparent conflict of interest of the related person;

•	the material terms of the transaction and their commercial reasonableness;

•	the significance of the transaction to the related person;

•	the significance of the transaction to us and the benefit and perceived benefits, or lack thereof, to us;

•	opportunity costs of alternate transactions;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of Primo; and

•	any other matters the Committee deems appropriate.

No such related person transaction will be consummated without the approval or ratification of our Audit Committee, and directors interested in a related person transaction will recuse themselves from any vote relating to a related person transaction in which they have an interest.

Set forth below are certain transactions that have occurred since January 1, 2012 with our directors, executive officers, holders of more than five percent of our voting securities and affiliates of our directors, executive officers and five percent stockholders.  Based on our experience and the terms of our transactions with unaffiliated third persons, we believe that all of the transactions set forth below were on terms and conditions that were not materially less favorable to us than could have been obtained from unaffiliated third parties.

Credit and Security Agreement and Term Loan With Comvest

On April 30, 2012, the we entered into a Credit and Security Agreement (the “Comvest Credit Agreement”) with Comvest Capital II, L.P. (“Comvest”) pursuant to which Comvest made a term loan to the Company (the “Term Loan”) in the principal amount of $15,150,000.

Interest on outstanding amounts owed under the Term Loan is payable at the rate of 14% per annum in cash plus 2% per annum, which will be paid by increasing the outstanding principal balance owed rather than being paid in cash on a current basis. Interest on outstanding amounts owed will be adjusted to 13% per annum (all payable in cash) if and when the Company’s adjusted earnings before interest, taxes, depreciation and amortization is $10,000,000 or greater for a trailing 12 calendar month period.

The outstanding balance of the Term Loan is due and payable in a single installment on April 30, 2016, subject to prepayment in specified circumstances, including sales or dispositions of assets outside the ordinary course of business and sales of equity or debt securities by the Company. The Term Loan is secured by substantially all of the Company’s assets on either a first priority or second priority basis. The first priority assets consist of substantially all of the assets related to the Company’s filtered drinking water refill business.

Concurrently with the closing of the Comvest Credit Agreement and Term Loan, five of our current directors or stockholders (the “Insider Participants”) purchased an aggregate of $1,150,000 in non-recourse, non-voting, last-out participation interests from Comvest in the Comvest Credit Agreement and Term Loan. These participation interests allow each holder to participate to the extent of such holder’s percentage share in the Comvest Credit Agreement and Term Loan and such participations are secured by the same assets as the Term Loan.  Mr. Prim, Mr. McQuilkin and Mr. Kilgore purchased $250,000, $500,000 and $50,000 in participation interests, respectively.

In connection with our entering into the Comvest Credit Agreement, we issued a warrant to Comvest to purchase 1,600,000 shares of the Company’s common stock (the “Comvest Warrant”). The Comvest Warrant is immediately exercisable at an exercise price of $2.30 per share and expires April 30, 2020.

Additionally, in connection with the Comvest Credit Agreement and Comvest’s sale of participation interests to the Insider Participants, we issued warrants to the Insider Participants to purchase an aggregate of 131,428 shares of our common stock. The terms of the warrants issued to the Insider Participants are identical to the terms of the Comvest Warrant described above.  Mr. Prim, Mr. McQuilkin and Mr. Kilgore were issued warrants to purchase 28,571, 57,143 and 5,714 shares of our common stock, respectively.  On November 6, 2012, in connection with an amendment to the Comvest Credit Agreement and Term Loan, the exercise price of the Comvest Warrant was adjusted to $1.20.  No changes were made to the warrants issued to the Insider Participants.

Proposal 2  – Ratification of Appointment of
Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected McGladrey LLP as our independent registered public accounting firm for 2013.  We are presenting this selection to our stockholders for ratification at the annual meeting.

McGladrey LLP audited our consolidated financial statements for 2012.  Representatives of McGladrey LLP are expected to be present at the annual meeting with an opportunity to make a statement if they desire to do so.  They also are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of McGladrey LLP as our independent registered public accounting firm is not required.  We are submitting the selection of McGladrey LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee will reconsider its selection of McGladrey LLP.

The Board of Directors recommends a vote “FOR” ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for 2013.

Fees Paid to McGladrey LLP

The following table presents fees for professional audit services rendered by McGladrey LLP for the audit of our consolidated financial statements for the fiscal years ended December 31, 2012 and December 31, 2011 and fees billed for other services rendered by McGladrey LLP during those periods.

	FY 2012	FY 2011

Audit Fees(1)	$389,080	$428,179

Audit-Related Fees(2)	-	129,350

Tax Fees	-	-

All Other Fees	-	-

Total	$389,080	$557,529

(1)
Audit Fees consist of fees and expenses billed for professional services rendered for the audit of the Company’s consolidated annual financial statements, review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by McGladrey LLP in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees include all fees and expenses associated with services provided by McGladrey LLP in connection with filing of registration statements on Forms S-1, S-3 and S-8 and any related comfort letter procedures.

Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s reviews and pre-approves all audit and non-audit services provided by our independent registered public accounting firm.  The Audit Committee may delegate this pre-approval authority to a member of the committee but the decisions of such person must be presented to the full Audit Committee at the next scheduled meeting.

Additional Information

2012 Annual Report to Stockholders

This proxy statement is accompanied by our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.  The Annual Report on Form 10-K, which contains our consolidated financial statements and other information about us, is not incorporated in the proxy statement and is not to be deemed a part of the proxy soliciting material.  Copies of this proxy statement and our Annual Report on Form 10-K are available at www.proxyvote.com.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
PRIMO WATER CORPORATION 104 CAMBRIDGE PLAZA DRIVE WINSTON-SALEM, NC 27104

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All
The Board of Directors recommends you vote FOR the following:					Except" and write the number(s) of the
nominee(s) on the line below.
1.	Election of Directors	☐	☐	☐
Nominees

01	Richard A. Brenner

The Board of Directors recommends you vote FOR the following proposal:
		For	Against	Abstain
2.	To ratify the appointment of McGladrey LLP as Primo's registered public accounting firm for 2013.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof. EACH OF ITEMS 1 AND 2 HAS BEEN PROPOSED BY PRIMO WATER CORPORATION.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

PROXY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PRIMO WATER CORPORATION

The undersigned hereby appoints Billy D. Prim and Mark Castaneda, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Common Stock of Primo Water Corporation which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Primo Water Corporation to be held May 16, 2013 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE UNDER PROPOSAL 1 AND FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Reciept of Notice of Annual Meeting and accompanying Proxy Statement is herby acknowledged.

Please sign and date on the reverse side and return promptly in the enclosed postage paid envelope.

Continued and to be signed on reverse side